UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Annual Meeting Results

SMF Energy Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on November 20, 2008. At the Annual Meeting, the stockholders:

•
Approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’ s common stock at a specific ratio to be determined by the Board of Directors in its discretion, within 12 months from the Annual Meeting and within a range of not less than 2 to 1 and not more than 5 to 1;

•
Approved an increase in the amount of shares of common stock reserved for issuance under the Company’s 2001 Director Stock Option Plan from 350,000 to 500,000 (pre-split), or 70,000 to 100,000 (post the maximum 5 to 1 split);

•
Approved an increase in the amount of shares of common stock reserved for issuance under the Company’s 2000 Stock Option Plan from 1,939,853 to 2,500,000 (pre-split), or 387,971 to 500,000 (post the maximum 5 to 1 split);

•	Re-elected all seven directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected; and

•	Ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President